1 SILVER BAY REALTY TRUST CORP. F o u r t h Q u a r t e r 2 0 1 5 E a r n i n g s P r e s e n t a t i o n

2 SAFE HARBOR STATEMENT F O R W A R D - L O O K I N G S T A T E M E N T S This presentation and related conference call contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, readers can identify forward- looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Readers can also identify forward-looking statements by discussions of strategy, plans or intentions. Examples of forward-looking statements include statements about: the search for and qualifications of a permanent chief executive officer; our projected financial and operating results; our ability to lease and operate acquired properties and to improve our operating performance, including our abilities and projections related to turnover rates and timeframes, operating costs, rent increases, and occupancy rates; intentions related to asset sales, including pricing, volume and identity of such assets; our intentions related to our capital allocation strategy, including through the use of share repurchases; expectations of portfolio size; the impact of seasonality on Silver Bay’s results; estimates relating to Silver Bay’s ability to make distributions to its stockholders in the future; market trends in Silver Bay’s industry, such homeownership rates and the impact of such trends on its operations; future real estate values and prices; and the general economy and its impact on Silver Bay’s results. The forward-looking statements contained in this presentation and related conference reflect Silver Bay’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause Silver Bay’s actual results to differ significantly from those expressed or implied in any forward-looking statement. Silver Bay is not able to predict all of the factors that may affect future results. Readers should not rely on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include national, regional or local economic, business, competitive, market and regulatory conditions and the following: those factors described in the discussion on risk factors in Part I, Item 1A, “Risk Factors,” Part II, Item 7A "Quantitative and Qualitative Disclosures about Market Risk" and Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Silver Bay’s Annual Report on Form 10-K and other risks and uncertainties detailed in Silver Bay’s other reports and filings with the Securities and Exchange Commission ("SEC"); defaults on, early terminations of or non-renewal of leases by residents; resident turnover or turnover costs; Silver Bay’s ability to maintain occupancy levels and leasing traffic or to attract and retain qualified residents in light of increased competition in the leasing market for quality residents, the relatively short duration of leases, inadequate marketing, reputational damage or other reasons; Silver Bay’s ability to control or reduce operating expenses, including repairs and maintenance expense and other costs such as real estate taxes, homeowners’ association fees, insurance and other costs outside the Company’s control for reasons including damage to properties due to storms, other natural causes or residents and other reasons; Silver Bay’s ability to successfully operate its properties; Silver Bay’s ability to maintain rents at levels that are sufficient to keep pace with rising costs of operations; Silver Bay’s ability to dispose of assets at attractive pricing levels; the amount of capital available for share repurchases and other purposes; Silver Bay’s ability to implement its service technician initiatives or the impact of such initiatives to reduce maintenance, turnover and other expenses as predicted; Silver Bay’s ability to obtain financing arrangements; Silver Bay’s failure to meet the conditions to draw under the revolving credit facility; maintenance or capital improvement costs related to the portfolio acquired from The American Home (the “Portfolio”) that exceed Silver Bay's assumptions, defaults among residents of the Portfolio that exceed Silver Bay's assumptions; the Company’s ability to hire and retain skilled managerial, investment, financial and operational personnel; the Company’s ability to perform under the covenants of its revolving credit facility and securitization loan; general volatility of the markets in which it participates; interest rates and the market value of Silver Bay’s assets; the impact of changes in governmental regulations, tax law and rates, and similar matters; difficulties in identifying properties to acquire and completing acquisitions; increased time and/or expense to gain possession and renovate properties; Silver Bay’s dependence on key personnel to carry its business and investment strategies and its ability to hire and retain skilled managerial, investment, financial, and operational personnel, and the performance of third-party vendors and service providers, including third party management professionals, maintenance providers, leasing agents, and property managers; and Silver Bay’s ability to remain qualified as a REIT. The forward-looking statements in this presentation and related conference call represent Silver Bay’s views as of the date of this presentation. Subsequent events and developments could cause these views to change. However, while Silver Bay may elect to update these forward-looking statements at some point in the future, Silver Bay has no current intention of doing so except to the extent required by applicable laws. Readers should, therefore, not rely on these forward-looking statements as representing Silver Bay’s views as of any date subsequent to the date of this presentation. All subsequent written and oral forward looking statements concerning Silver Bay or matters attributable to Silver Bay or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

3 Q4 – 2015 HIGHLIGHTS  Total revenue of $30.6 million, an increase of 48% compared to the fourth quarter of 2014  Net operating income (“NOI”)(1) of $17.8 million, an increase of 64% compared to the fourth quarter of 2014  Core Funds from Operations (“Core FFO”)(1) of $7.6 million, or $0.20 per share  Fourth quarter dividend more than doubled compared to the year-ago quarter to $0.13 per share, which represents an approximately 4% dividend yield(2)  Estimated net asset value (“NAV”)(1) increased 11% on an annual basis to $22.03 per share as of December 31, 2015  Percentage of internally managed homes increased to 95% as of December 31, 2015 compared to 73% as of December 31, 2014 (1) NOI, Core FFO and NAV are non-GAAP financial measures. Core FFO per share amounts are based upon weighted average common shares and common units of the operating partnership for the respective periods. See the non-GAAP reconciliation included in the appendix. GAAP is defined as in accordance with accounting principles generally accepted in the United States. (2) Dividend yield based on closing stock price as of February 23, 2016.

4 SILVER BAY PORTFOLIO AND INFRASTRUCTURE DENOTES INTERNALLY MANAGED MARKET NORTHERN CA 382 SOUTHERN CA 75 LAS VEGAS 290 PHOENIX 1,424 TUCSON 209 DALLAS 504 SOUTHEAST FLORIDA 384 JACKSONVILLE 452 COLUMBUS 284 PLYMOUTH CORPORATE HEADQUARTERS ATLANTA 2,723 CHARLOTTE 686 TAMPA 1,113 ORLANDO 496 (1) ‘Other’ category consists of properties within Nevada and Ohio. (2) Total properties are as of December 31, 2015 and exclude properties reflected as assets held for sale on the Company's balance sheets and any properties previously acquired in purchases that have been subsequently rescinded or vacated. (3) See calculation located in the appendix. GA 30% FL 27% AZ 18% NC 8% TX 6% CA 5% Other 6% (1) PORTFOLIO CHARACTERISTICS Total Properties(2) 9,022 Average AVM per Property (thousands)(3) $159 Aggregate Occupancy 96% Average Age (years) 27.0 Average Square Footage 1,641 Average Monthly Rent per Property $1,167 PROPERTIES BY STATE 9,022 PROPERTIES AS OF DECEMBER 31, 2015

5 Q4 - 2015 OPERATIONAL AND FINANCIAL SUMMARY  Increased aggregate and stabilized occupancy to 96%  Achieved rental increases of 4.1% on new move-ins and 3.5% on renewals  Retained 80.3% of residents on 1,885 homes available for turn  Trailing twelve month turnover was 27.6%, a 260 basis point decrease from 2014  Property operating and maintenance expense of $5.6 million, or 18% of total revenue − Sequential quarter improvement was primarily attributed to reduced levels of repairs and maintenance in the fourth quarter as a result of seasonal factors tapering off  Property management expense was $2.8 million, or 9% of total revenue for the fourth quarter  G&A and interest expense have remained fairly consistent over the past few quarters, with G&A of $4.0 million and interest expense of $6.0 million 94% 94% 96% 95% 95% 96% 0% 20% 40% 60% 80% 100% Q3 - 2014 Q4 - 2014 Q1 - 2015 Q2 - 2015 Q3 - 2015 Q4 - 2015 $20.0 $20.7 $22.3 $30.2 $30.6 $30.6 $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 Q3 - 2014 Q4 - 2014 Q1 - 2015 Q2 - 2015 Q3 - 2015 Q4 - 2015 TOTAL REVENUE ($ IN MILLIONS) STABILIZED OCCUPANCY

6 A P P E N D I X

AUTOMATED VALUATION MODEL ("AVM") AND ESTIMATED NET ASSET VALUE ("NAV")

AVM refers to Silver Bay's proprietary automated valuation model. The AVM estimates the value of a subject property using comparable sales analysis based on sales data, without reference to the intended use for the subject or comparable properties. The AVM does not consider cash flow or other yield metrics. The values derived by the AVM have not been audited and are not net of any estimated selling costs for the subject property, and there is no assurance that the Company's estimates of value calculated by use of the AVM are indicative of the amounts that would be realized on the ultimate sale or exchange of these assets.

The AVM uses a number of assumptions in calculating the value of the Company's properties. For any property, the ideal comparable would be an identical property next door, sold recently. Because such a comparable is rarely available, the AVM makes adjustments to the value of comparable sales to account for the differences between a given comparable and the subject property. The AVM calculates an adjustment factor based on a regression analysis of the history of sales in the geographic area, which in economics is known as a hedonic price equation. AVM assumes that only the finite list of factors (gross living area, age of the property, lot size, number of bathrooms, location fixed effect (on the level of census block group or census tract), time fixed effect (measured in three month periods counting back from the estimation date), type of sale fixed effect (normal versus distressed sale, which captures the maintenance condition and a possible discount associated with REO or a distressed seller) and above average condition effect (which attempts to capture properties determined to be in above average condition in the market)) influence the sales price of a property despite additional factors that could actually impact the pricing of a particular property. This assumption limits the reliability of the AVM when valuing a single property because it may not capture the unique character of that particular property. The Company does not believe this assumption materially impedes calculating the value of a larger group of properties. The AVM also assumes a logarithmic relation between the factors used in the regression analysis, as is common in models of this type, and assumes that the Company's properties have been fully renovated to above-average condition. The AVM also relies on the accuracy of the data regarding the Company's homes and properties used in sales comparisons, which is provided by an independent third party. The potential for inaccurate data limits the reliability of the AVM when valuing a single property where a data error has a more pronounced effect, but the Company does not believe it materially impacts reliability when calculating the value of a larger portfolio of properties.

The Company employs multiple validation measures to assess the reasonableness of the AVM calculations, including comparisons to published home price indices and broker price opinions obtained for Company properties. Additionally, the Company uses the AVM to calculate the value of a random sample of properties purchased in its markets by third parties and then compares this result to the actual sales price for such properties. The calculation performed in January 2016 covered 57,391 comparable sales transactions in November and December 2015 and the aggregate AVM derived value was 0.2% above the aggregate actual sales prices. The Company believes these validation measures provide a reasonable basis for determining the AVM is a fair assessment of the value of the Company's portfolio.

Estimated NAV is intended to be an estimate of the value of all of the Company's assets net of its liabilities. To calculate Estimated NAV, the Company starts with its historical book value, subtracts its historical net investments in real estate and adds its Estimated Portfolio Value (defined on slide 8). Estimated NAV is a non-GAAP financial measure. Silver Bay provides the Estimated NAV and believes such metric is useful as an additional tool for investors seeking to value the Company. This metric should be considered along with other available information in valuing and assessing Silver Bay, including the Company's GAAP financial measures or other cash flow or yield metrics and should not be viewed as a substitute for book value, net investments in real estate, equity, net income (loss) or cash flows from operations prepared in accordance with GAAP, or as a measure of the Company's profitability or liquidity.

The following is a reconciliation of the Company's book value to Estimated NAV:

(AMOUNTS IN THOUSANDS OTHER THAN SHARE DATA)	DECEMBER 31, 2015		DECEMBER 31, 2014	
	AMOUNT	PER SHARE[1]	AMOUNT	PER SHARE[2]
Book value[3]	$ 561,853	$ 14.67	$ 600,895	$ 15.43
Less: Investments in real estate, net	(1,134,777)	(29.63)	(905,220)	(23.24)
Add: Estimated Portfolio Value	1,416,511	36.99	1,080,240	27.74
Estimated Net Asset Value	$ 843,587	$ 22.03	$ 775,915	$ 19.93

(1) Per share amounts are based upon common shares outstanding of 36,063,187 plus 2,231,511 common units for a total of 38,294,698 fully diluted shares outstanding as of December 31, 2015.
(2) Per share amounts are based upon common shares outstanding of 36,711,694 plus 2,231,511 common units for a total of 38,943,205 fully diluted shares outstanding as of December 31, 2014.
(3) Book value as defined by GAAP represents total assets less total liabilities and less preferred stock in mezzanine or total equity.

SILVERBAY Realty Trust Corp.
7

ESTIMATED PORTFOLIO VALUE AND ESTIMATED RENOVATION RESERVE

Estimated Portfolio Value refers to the estimated fair market value of the Company's properties, excluding properties reflected as assets held for sale on the Company's balance sheets. The Estimated Portfolio Value reflects the aggregated values of Silver Bay's properties as calculated by the AVM less the Estimated Renovation Reserve. For purposes of calculating Estimated Portfolio Value, Silver Bay does not deduct the estimated costs of selling the properties in its portfolio, including commissions and costs, ascribes no value to existing leases or to the portfolio as a whole (as compared to the sum of the values of the individual properties) and does not consider cash flow or other yield metrics.

Estimated Portfolio Value is a non-GAAP financial measure. Silver Bay believes Estimated Portfolio Value is useful as an additional tool for investors seeking to value the Company. This metric should be considered along with other available information in valuing and assessing Silver Bay, including the Company's GAAP financial measures or other cash flow or yield metrics and should not be viewed as a substitute for book value, net investments in real estate, equity, net income (loss) or cash flows from operations prepared in accordance with GAAP, or as a measure of the Company's profitability or liquidity. The difference between the Company's Estimated Portfolio Value and net investments in real estate as of December 31, 2015 and 2014 is attributable to multiple factors, including aggregate home price appreciation in the Company's markets, its purchasing at discounts to market prices, value created by its renovations in excess of the cost of the renovations, and the exclusion of accumulated depreciation in the calculation of Estimated Portfolio Value.

The following is a reconciliation of the Company's investments in real estate to Estimated Portfolio Value:

(AMOUNTS IN THOUSANDS OTHER THAN SHARE DATA)	DECEMBER 31, 2015		DECEMBER 31, 2014	
	AMOUNT	PER SHARE(1)	AMOUNT	PER SHARE(2)
Investments in real estate, gross	$ 1,209,684	$ 31.59	$ 948,370	$ 24.35
Accumulated depreciation	(74,907)	(1.96)	(43,150)	(1.11)
Investments in real estate, net	1,134,777	29.63	905,220	23.24
Add: Increase in estimated fair market value of investments in real estate(3)	300,407	7.85	180,535	4.64
Less: Estimated Renovation Reserve	(18,673)	(0.49)	(5,515)	(0.14)
Estimated Portfolio Value	$ 1,416,511	$ 36.99	$ 1,080,240	$ 27.74

Estimated Renovation Reserve is the estimated renovation cost for properties in the portfolio for which an initial renovation has not been completed by the Company, including properties acquired with an in-place lease. Silver Bay prepares an Estimated Renovation Reserve to account for the AVM assumption that all Silver Bay properties have been fully renovated to above average condition. To calculate the Estimated Renovation Reserve, the Company identifies each property that is either (1) not stabilized and for which an initial renovation has not yet been completed or (2) was acquired with an in-place lease and has not yet undergone an initial renovation performed by the Company (including the recently acquired properties from The American Home Real Estate Investment Trust ("TAH")). The Company then estimates the remaining renovation expenditures for these properties using historical renovation averages to determine the reserve for properties acquired with an in-place lease and renovation bids, or, if a bid is not yet known, historical averages, for non-stabilized properties, in each case adjusted for the amount of actual renovation expenditures incurred to date. During the fourth quarter of 2015, the Company increased the renovation reserve related to the estimated cost of completing the initial renovation on certain properties acquired from TAH based upon a change in estimate using actual experience to date on this portfolio. After completing an initial renovation, the Company does not make additional adjustments to reflect changes to the condition of a property. If the Company does not accurately estimate renovation costs, the Estimated Renovation Reserve may differ materially from the costs actually incurred in renovating its properties, which would have a corresponding impact on the Estimated Portfolio Value and Estimated NAV.

(1) Per share amounts are based upon common shares outstanding of 36,063,187 plus 2,231,511 common units for a total of 38,294,698 fully diluted shares outstanding as of December 31, 2015.
(2) Per share amounts are based upon common shares outstanding of 36,711,694 plus 2,231,511 common units for a total of 38,943,205 fully diluted shares outstanding as of December 31, 2014.
(3) Difference between AVM derived value of the Company's portfolio of properties of $1.4 billion and $1.1 billion as of December 31, 2015 and 2014, respectively, which assumes all properties are fully renovated, and net investments in real estate.

SILVERBAY Realty Trust Corp.
8

PORTFOLIO OF SINGLE-FAMILY PROPERTIES

As of December 31, 2015

MARKET	NUMBER OF PROPERTIES[1]	AGGREGATE COST BASIS[2] (THOUSANDS)	AVM VALUE (THOUSANDS)	AVERAGE COST BASIS PER PROPERTY (THOUSANDS)	AVERAGE AVM PER PROPERTY (THOUSANDS)	AVERAGE AGE[3] (IN YEARS)	AVERAGE SQUARE FOOTAGE
Atlanta	2,723	$ 316,287	$ 362,828	$ 116	$ 133	22.0	1,799
Phoenix	1,424	202,811	256,882	142	180	27.2	1,636
Tampa	1,113	159,426	196,778	143	177	27.6	1,623
Charlotte[4]	686	84,597	93,533	123	136	15.7	1,644
Dallas	504	67,648	69,688	134	138	24.0	1,618
Orlando	496	66,122	76,304	133	154	28.6	1,498
Jacksonville	452	59,652	58,885	132	130	27.4	1,537
Southeast FL[4]	384	76,589	77,305	199	201	44.6	1,494
Northern CA[4]	382	72,662	112,811	190	295	47.4	1,399
Las Vegas	290	41,270	56,687	142	195	19.7	1,717
Columbus	284	33,136	32,260	117	114	38.6	1,414
Tucson	209	17,485	24,237	84	116	43.0	1,330
Southern CA[4]	75	11,999	16,986	160	226	46.8	1,366
Totals	**9,022**	**$ 1,209,684**	**$ 1,435,184**	**$ 134**	**$ 159**	**27.0**	**1,641**

(1) Total properties exclude properties reflected as assets held for sale on the Company's balance sheets and any properties previously acquired in purchases that have been subsequently rescinded or vacated.
(2) Aggregate cost basis includes all capitalized costs, determined in accordance with GAAP, incurred through December 31, 2015 for the acquisition, stabilization, and significant post-stabilization renovation of properties, including land, building, possession costs and renovation costs. Aggregate cost basis includes $14.7 million in capital improvements, incurred from the Company's formation through December 31, 2015, made to properties that had been previously renovated, but does not include accumulated depreciation.
(3) As of December 31, 2015, approximately 4% of the properties in the aggregate portfolio were less than 10 years old, 38% were between 10 and 20 years old, 19% were between 20 and 30 years old, 19% were between 30 and 40 years old, 10% were between 40 and 50 years old and 10% were more than 50 years old. Average age is an annual calculation.
(4) Charlotte includes properties in South Carolina due to its proximity to Charlotte, North Carolina. Southeast Florida market currently consists of Miami-Dade, Broward and Palm Beach counties. Northern California market currently consists of Contra Costa, Napa and Solano counties. Southern California market currently consists of Riverside and San Bernardino counties.

SILVERBAY Realty Trust Corp.
9

PORTFOLIO SUMMARY OF LEASING STATUS OF PROPERTIES

As of December 31, 2015

MARKET	NUMBER OF PROPERTIES	NUMBER OF STABILIZED PROPERTIES[1]	PROPERTIES LEASED	PROPERTIES VACANT	AGGREGATE PORTFOLIO OCCUPANCY RATE	STABILIZED OCCUPANCY RATE	AVERAGE MONTHLY RENT[2]
Atlanta	2,723	2,723	2,629	94	96.5%	96.5%	$ 1,060
Phoenix	1,424	1,424	1,347	77	94.6%	94.6%	1,102
Tampa	1,113	1,113	1,062	51	95.4%	95.4%	1,298
Charlotte	686	685	658	28	95.9%	96.1%	1,063
Dallas	504	504	481	23	95.4%	95.4%	1,297
Orlando	496	496	481	15	97.0%	97.0%	1,155
Jacksonville	452	452	436	16	96.5%	96.5%	1,133
Southeast FL	384	383	356	28	92.7%	93.0%	1,650
Northern CA	382	382	372	10	97.4%	97.4%	1,609
Las Vegas	290	290	285	5	98.3%	98.3%	1,189
Columbus	284	284	276	8	97.2%	97.2%	1,072
Tucson	209	209	200	9	95.7%	95.7%	844
Southern CA	75	75	62	13	82.7%	82.7%	1,225
Totals	**9,022**	**9,020**	**8,645**	**377**	**95.8%**	**95.8%**	**$ 1,167**

SILVERBAY Realty Trust Corp.

(1) The Company considers a property stabilized at the earlier of (a) its first authorized occupancy or (b) 90 days after the renovations for such property are complete regardless of whether the property is leased. Properties acquired with in-place leases are considered stabilized even though such properties may require future renovation to meet our standards and may have existing residents who would not otherwise meet our resident screening requirements.

(2) Average monthly rent for leased properties was calculated as the average of the contracted monthly rent for all leased properties as of December 31, 2015 and reflects rent concessions amortized over the life of the related lease.

10

NET OPERATING INCOME

Net operating income ("NOI") is a non-GAAP financial measure defined by the Company as total revenue less property operating and maintenance, real estate taxes, homeowners' association fees, and property management expenses. NOI excludes depreciation and amortization, the former advisory management fees, management internalization, portfolio acquisition expense, general and administrative expenses, share-based compensation, interest expense, net gain on disposition of real estate, ineffectiveness of interest rate cap agreements, income tax benefit, net, and other non-comparable items as applicable. Additionally, NOI excludes certain property management add backs, such as the former 5% property management fee payable prior to the management internalization because it more closely represents additional advisory management fee, expensed acquisition fees and costs, and certain other property management costs.

The Company considers NOI to be a meaningful financial measure when considered with the financial statements determined in accordance with GAAP. The Company believes NOI is helpful to investors in understanding the core performance of the Company's real estate operations.

The following is a reconciliation of the Company's NOI to net loss as determined in accordance with GAAP for the three months and years ended December 31, 2015 and 2014 (amounts in thousands):

	THREE MONTHS ENDED DECEMBER 31,				YEAR ENDED DECEMBER 31,			
	2015		2014		2015		2014	
Net loss	$	(798)	$	(2,492)	$	(9,952)	$	(56,697)
Depreciation and amortization		10,115		6,823		35,189		25,623
Advisory management fee - affiliates		-		-		-		6,621
Management internalization		-		194		-		39,373
Portfolio acquisition expense		18		-		2,064		-
General and administrative		3,991		3,016		15,915		10,334
Share-based compensation		718		292		2,613		1,022
Interest expense		5,968		2,876		21,275		11,586
Net gain on disposition of real estate		(1,724)		(13)		(4,044)		(174)
Ineffectiveness of interest rate cap agreements		51		-		51		480
Other expense		319		101		383		785
Income tax benefit, net		(905)		-		(758)		-
Property operating and maintenance add back:								
Market ready costs prior to initial lease and other		-		58		169		278
Property management add backs		-		-		-		478
Net operating income	$	17,753	$	10,855	$	62,905	$	39,709
Net operating income as a percentage of total revenue		57.9%		52.5%		55.3%		51.0%

SILVERBAY Realty Trust Corp.

11

FUNDS FROM OPERATIONS AND CORE FUNDS FROM OPERATIONS

Funds From Operations ("FFO") is a non-GAAP financial measure that the Company believes, when considered with the financial statements determined in accordance with GAAP, is helpful to investors in understanding performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss), computed in accordance with GAAP, excluding gains or losses from sales of, and impairment losses recognized with respect to, depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated on the same basis to determine FFO.

Core Funds From Operations ("Core FFO") is a non-GAAP financial measure that the Company uses as a supplemental measure of performance. The Company believes that Core FFO is further helpful to investors as it provides a more consistent measurement of performance across reporting periods by removing the impact of certain items that are not comparable from period to period. The Company adjusts FFO for expensed acquisition fees and costs, including those associated with the portfolio of properties acquired from The American Home, certain fees and expenses related to the securitization transaction, share-based compensation, costs associated with the management internalization, write-offs of expenses associated with changes in debt structure, income tax (benefit) on the disposition of real estate and certain other non-cash or non-comparable costs to arrive at Core FFO.

FFO and Core FFO should not be considered alternatives to net income (loss) or net cash flows from operating activities, as determined in accordance with GAAP, as indications of the Company's performance or as measures of liquidity. These non-GAAP measures are not necessarily indicative of cash available to fund future cash needs. In addition, although the Company uses these non-GAAP measures for comparability in assessing performance against other REITs, not all REITs compute the same non-GAAP measures. Accordingly, there can be no assurance that the Company's basis for computing these non-GAAP measures is comparable with that of other REITs. This is due in part to the differences in capitalization policies used by different companies and the significant effect these capitalization policies have on FFO and Core FFO. Real estate costs which are accounted for as capital improvements are added to the carrying value of the property and depreciated over time, whereas real estate costs that are expenses are accounted for as a current period expense. This impacts FFO and Core FFO because costs that are accounted for as expenses reduce FFO and Core FFO. Conversely, real estate costs associated with assets that are capitalized and then subsequently depreciated are added back to net income to calculate FFO and Core FFO. FFO and Core FFO are calculated on a gross basis and, as such, do not reflect adjustments for the noncontrolling interests - Operating Partnership. The following table sets forth a reconciliation of net loss as determined in accordance with GAAP and the Company's calculations of FFO and Core FFO for the three months and years ended December 31, 2015 and 2014. Also presented is information regarding the weighted-average number of shares of common stock and common units of the Operating Partnership outstanding used for the computation of FFO and Core FFO per share (amounts in thousands, except share and per-share amounts):

	THREE MONTHS ENDED DECEMBER 31,				YEAR ENDED DECEMBER 31,			
	2015		2014		2015		2014	
Net loss[1]	$	(798)	$	(2,492)	$	(9,952)	$	(56,697)
Depreciation and amortization		10,115		6,823		35,189		25,623
Net gain on disposition of real estate		(1,724)		(13)		(4,044)		(174)
Other expense (income)		49		10		(190)		731
Funds from operations	$	7,642	$	4,328	$	21,003	$	(30,517)
Adjustments:								
Portfolio acquisition expense[2]	$	18	$	-	$	2,064	$	-
Acquisition fees and costs expensed and other[3]		-		-		-		815
Securitization fees and costs expensed[4]		-		-		-		801
Share-based compensation		718		292		2,613		1,022
Market ready costs prior to initial lease and other		-		58		169		278
System implementation costs		-		-		-		139
Management internalization[1]		-		194		-		39,373
Write-off of deferred financing fees		-		-		31		1,058
Ineffectiveness of interest rate cap agreements		51		-		51		480
Amortization of discount on securitization loan		76		75		301		116
Income tax (benefit) on disposition of real estate		(941)		-		(941)		-
Other (income) expense[5]		-		(6)		114		-
Core funds from operations	$	7,564	$	4,941	$	25,405	$	13,565
FFO	$	7,642	$	4,328	$	21,003	$	(30,517)
Preferred stock distributions		(25)		(25)		(100)		(100)
FFO available to common shares and units	$	7,617	$	4,303	$	20,903	$	(30,617)
Core FFO	$	7,564	$	4,941	$	25,405	$	13,565
Preferred stock distributions		(25)		(25)		(100)		(100)
Core FFO available to common shares and units	$	7,539	$	4,916	$	25,305	$	13,465
Weighted average common shares and units outstanding[6]		38,300,709		39,400,582		38,441,510		38,688,548
FFO per share	$	0.20	$	0.12	$	0.54	$	(0.79)
Core FFO per share	$	0.20	$	0.13	$	0.66	$	0.35

(1) Includes costs to internalize the former advisory manager of $39.4 million, primarily related to issuance of common units of the operating partnership and to a lesser extent, certain transaction costs and assumption of certain liabilities during the three months and year ended December 31, 2014.
(2) Includes a one-time expense for costs related to TAH portfolio acquisition.
(3) Includes a one-time expense reflected in general and administrative expense to acquire the former Tampa third-party property manager.
(4) Represents non-capitalizable costs related to the Company's securitization transaction for personnel and other matters.
(5) Non-comparable costs from prior periods.
(6) Represents the weighted average of common shares and common units in the operating partnership outstanding for the periods presented.

SILVERBAY Realty Trust Corp.

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13 3300 FERNBROOK LANE NORTH | SUITE 210 | PLYMOUTH | MN | 55447 P: 952.358.4400 | E: INVES TO RS@ SILVERBAYMGMT .C OM